NARRAGANSETT ENERGY RESOURCES COMPANY



$14,500,000



7.25% SENIOR SECURED NOTES DUE NOVEMBER 30, 2010





NOTE AGREEMENT




Dated as of November 30, 1995

TABLE OF CONTENTS

(Not Part of Agreement)


                                                       Page

 1.  AUTHORIZATION OF ISSUE OF NOTES......................1


 2.  PURCHASE AND SALE OF NOTES...........................1


 3.  CONDITIONS OF CLOSING................................2


 4.  PREPAYMENTS..........................................5


 5.  AFFIRMATIVE COVENANTS................................7


 6.  NEGATIVE COVENANTS..................................11


 7.  EVENTS OF DEFAULT...................................14


 8.  REPRESENTATIONS, COVENANTS AND WARRANTIES...........18


 9.  REPRESENTATIONS OF THE PURCHASER....................25


10.  DEFINITIONS.........................................25


11.  MISCELLANEOUS.......................................35

Schedules



Schedule 1
Purchaser Schedule

Schedule 8U(f)
Litigation Schedule

Schedule 8U(g)
Violations of Governmental Approvals

Schedule 8U(h)
Indebtedness, Liens and Guarantees

Schedule 8U(l)
Environmental Matters

Schedule 8U(o)
Partnership Interests

TABLE OF CONTENTS (Continued)


EXHIBIT A   --  FORM OF NOTE

EXHIBIT B   --  FORM OF OPINION OF COMPANY'S COUNSEL

EXHIBIT C-  --  FORM OF SECURITY AGREEMENT (OCEAN STATE POWER)

EXHIBIT C-2 --  FORM OF SECURITY AGREEMENT (OCEAN STATE POWER II)

EXHIBIT D   --  FORM OF STOCK PLEDGE

EXHIBIT E   --  FORM OF COLLATERAL AGENCY AGREEMENT

EXHIBIT F-1 --  FORM OF CONSENT AND AGREEMENT (OCEAN STATE
                POWER)

EXHIBIT F-2 --  FORM OF CONSENT AND AGREEMENT (OCEAN STATE
                POWER II)

EXHIBIT G   --  LIST OF FACILITY CONTRACTS

EXHIBIT H   --  FORM OF SUBORDINATION PROVISIONS

                           NARRAGANSETT ENERGY RESOURCES COMPANY
                           Address:  280 Melrose Street
                           Providence, Rhode Island  02907


                                   As of November 30, 1995



Connecticut General Life Insurance Company
c/o CIGNA Investments, Inc.
Attention:  Private Securities Division - S-307
900 Cottage Grove Road
Hartford, Connecticut  06152-2307


Ladies and Gentlemen:

          The undersigned, Narragansett Energy Resources Company, a Rhode Island corporation (herein called the "Company"), a direct wholly-owned subsidiary of New England Electric System, a Massachusetts voluntary association ("NEES"), hereby agrees with you as follows:

          1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior secured promissory notes in the aggregate principal amount of $32,000,000, to be dated the date of issue thereof, to mature November 30, 2010, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.25% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The term "Notes" as used herein shall include each such senior secured promissory note delivered to you pursuant to any provision of this Agreement and each such senior secured promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

          2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company, one or more Notes in the principal amount specified opposite your name in Schedule 1 at 100% of such principal amount. Contemporaneously with entering into this Agreement, the Company is entering into the Other Agreements identical with this

Agreement with each of the other purchasers named in the Purchaser Schedule attached hereto as Schedule 1 (the "Other Purchasers"), providing for the sale at such closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in the Purchaser Schedule. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder. The term "Other Notes" as used herein shall mean any and all of the "Notes" from time to time outstanding under the Other Agreements. The Company will deliver to you, at the offices of Chadbourne & Parke at 30 Rockefeller Plaza, New York, New York 10112, one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations opposite your name specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to ________________, account number __________ at The First National Bank of Boston (ABA No. _____________) on the date of closing, which shall be November 30, 1995 or any other date on or before December 31, 1995, upon which the Company and you may mutually agree (herein called the "closing" or the "date of closing"). If at the closing the Company shall fail to tender such Notes to you as provided above in this Section 2, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you and the Other Purchasers may have by reason of such failure or such nonfulfillment.

          3. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

          3A. Opinion of Purchaser's Special Counsel. You shall have received from Chadbourne & Parke, who are acting as special counsel for you in connection with this transaction, a favorable opinion satisfactory to you as to such matters incident to the matters herein contemplated as you may reasonably request.

          3B. Opinion of Company's Counsel. You shall have received from Robert King Wulff and/or Kirk L. Ramsauer,
Corporation Counsel and Assistant General Counsel, respectively, to the Company, a favorable opinion satisfactory to you and substantially in the form of Exhibit B attached hereto.

          3C. Representations and Warranties; No Default. The representations and warranties contained in Article 8 shall be true on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of closing no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated the date of closing, to both such effects.

          3D. Purchase Permitted By Applicable Laws. The purchase of and payment for the Notes to be purchased by you on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall be a legal investment under the laws of each jurisdiction to which you may be subject without resort to any basket provision of said laws and shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence (if any) as you may request to establish compliance with this condition.

          3E. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request. The documentation to be delivered to you on or before the date of closing pursuant to this Section 3E shall include, without limitation, the following:

          (i)evidence as to the authority of and certified signatures of the representatives of the Company and NEES, as applicable, authorized to execute each of the Basic
       Documents to which each of them is a party, and all related documents and certificates required hereunder or thereunder;

          (ii) evidence of corporate authorization of the Company and NEES, as applicable, with respect to the execution, delivery and performance of each of the Basic
       Documents to which each of them is a party and all related documents and certificates required hereunder or thereunder;

          (iii)  true and correct copies of each of the
       Partnership Agreements, certified as such by an officer of the Company (including any amendments thereto);

          (iv) true and correct copies of each of the articles of incorporation, by-laws and Declaration of Trust, as appropriate, certified as such by an officer of the Company (including any amendments thereto), together with incumbency certificates and good standing certificates, as appropriate, with respect to the Company and NEES.

          3F. Note Agreement and Notes. You shall have received this Agreement and the Notes being purchased by you, duly authorized, executed and delivered by the Company.

          3G. Collateral Security Documents. You shall have received the following documents (the "Collateral Security
Documents"):

          (i) the Collateral Agency Agreement, duly authorized, executed and delivered by the Company and the Security
       Agent;

          (ii) the Security Agreements, duly authorized, executed and delivered by the Company;

          (iii) the Stock Pledge, duly authorized, executed and delivered by NEES;

          (iv) the UCC-1 financing statements reasonably required by you, duly authorized, executed and delivered by the required signatories thereto; and

          (v) the Consent and Agreements duly authorized, executed and delivered by each of the Partnerships.

          3H. Facility Contracts, etc. You shall have received copies of the Facility Contracts (excluding the Property Stabilization Agreements), the OSP Senior Notes Documents, the OSP Revolver Documents and any supplements or amendments thereto, certified by the Company as of the Closing Date as being true, complete and correct.

          3I. Filings and Recordings. Each of the Collateral Security Documents shall have been duly filed, recorded and/or registered in all places as may be required, necessary or desirable to establish, perfect, protect and preserve your rights, titles, interests, remedies, privileges, liens and security interests thereunder or in respect thereof, and to create valid first priority security interests in the Collateral superior to all other Liens other than Permitted Liens, and all recording and filing taxes and fees shall have been paid, and any giving of notice or the taking of any other action to such end (whether similar or dissimilar) required or desirable shall have been given or taken and you shall have received evidence satisfactory to you as to any such filing, recording, registration, search, giving of notice and/or other action.

          3J. Officer's Certificate. You shall have received a certificate of an officer of the Company dated the date of closing to the effect that the conditions set forth in this
Section 3 are satisfied at such time, and that no Event of Loss has occurred.

          3K. Financial Statements. You shall have received the audited financial statements of NEES and each of the Partnerships and the unaudited financial statements of the Company for the fiscal year ended December 31, 1994 and unaudited financial statements of the Company, NEES and each of the Partnerships for the nine-month period ended September 30, 1995, as set forth in
Section 8B.

          3L. UCC Searches. You shall have received Uniform Commercial Code and other judgment and lien searches from each jurisdiction in which any Collateral is located, which shall reveal no filings or recordings with respect to any of the Collateral in favor of any Person other than you.

          3M. Governmental Approvals. (a) The Company and NEES shall have obtained all Governmental Approvals, including an order of the Securities and Exchange Commission approving under PUHCA the transactions contemplated by the Basic Documents, required to enter into the transactions contemplated in this Agreement. You shall have received a true and correct copy of such order.

          (b) All Governmental Approvals then required in connection with the ownership and operation of the Project by the Partnerships shall have been obtained. Such Governmental Approvals shall (i) be in full force and effect and not subject to appeal or, to the Company's knowledge, judicial, governmental or other review, (ii) have been granted in the name of the Partnership required to obtain them and (iii) not be subject to any restriction, condition, limitation or other provision that in your sole judgment adversely affects or will adversely affect the effective operation of the Project in the manner contemplated by the Facility Contracts, the ability of the Company to make all payments hereunder or of the Project Borrower to make all payments under the OSP Senior Notes Documents or of the Partnerships to make all payments under the OSP Revolver Documents.

          3N. Sale of Other Notes. Contemporaneously with the closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the closing specified in the Purchaser Schedule.

          3O. Private Placement Number. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

          3P. Payment of Special Counsel Fees. Without limiting the provisions of Section 11B, the Company shall have paid on or before the closing the fees, charges and disbursements of your special counsel referred to in Section 3A to the extent reflected in a statement of such counsel rendered to the Company at least one business day prior to the closing.

          4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in
Section 4A and the optional prepayments permitted by Section 4B.

          4A.  Required Prepayments.

          (i) (x) Upon the occurrence of an Event of Loss, the Company shall prepay at par immediately after receipt by the Company of Net Proceeds in respect of such Event of Loss an amount of the outstanding principal of the Notes equal to the amount of said Net Proceeds; and (y) within 60 days after the date that the Company shall first have received an aggregate of $250,000 in Net Proceeds with respect to a Taking not constituting an Event of Loss, the Company shall prepay at par an amount of the Notes equal to the sum of such Net Proceeds plus all other Net Proceeds received by the Company with respect to such Taking, and shall continue from time to time to prepay at par an amount of the Notes equal to any additional Net Proceeds thereafter received by the Company with respect to such Taking immediately after the Company's receipt thereof; and (z) within 60 days after the date that the Company shall have first received an aggregate of $250,000 in Net Proceeds with respect to a Special Distribution Event, the Company shall prepay at par an amount of the Notes equal to the sum of such Net Proceeds plus all other Net Proceeds received by the Company with respect to such Special Distribution Event, and shall continue from time to time to prepay at par an amount of the Notes equal to any additional Net Proceeds thereafter received by the Company with respect to such Special Distribution Event immediately after the Company's receipt thereof;

          (ii) Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the amounts set forth on the Amortization
       Schedule on the dates set forth therein, and such principal amount of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates.

          (iii) All prepayments pursuant to Section 4A(i) shall be without payment of the Yield-Maintenance Amount and shall be applied in satisfaction of required payments of principal pro rata among their scheduled due dates.

          (iv) Net Proceeds shall be deemed "received" by the Company under Section 4A(i) when actually paid over to the Company, whether distributed by the Partnerships to the Company, paid directly to the Company, or otherwise paid over to the Company from any source.

          4B. Optional Prepayment With Yield-Maintenance Amount. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $1,000,000 in the aggregate for the Notes and the Other Notes), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note. Any partial prepayment of the Notes pursuant to this Section 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

          4C. Notice of Optional Prepayment. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to Section 4B not less than 30 days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to Section 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to Section 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Noteholder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

          4D. Partial Payments Pro Rata. Upon any partial prepayment of the Notes pursuant to Section 4A or 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this Section 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to
Section 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

          4E. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to Section 4A or 4B or upon acceleration of such final maturity pursuant to
Section 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in Section 4D.

          5.  AFFIRMATIVE COVENANTS.

          5A. Financial Statements. The Company covenants that it will deliver to each Noteholder in duplicate:

          (i) promptly upon receipt thereof, a copy of each report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company;

          (ii) promptly upon receipt thereof, copies of all f inancial statements, notices and reports as shall be delivered to the holders of the indebtedness represented by the OSP Senior Notes Documents; and

          (iii) with reasonable promptness, such other financial data and other information with respect to the Company or either of the Partnerships as any Noteholder may reasonably request.

Within 45 days after the end of each fiscal quarter of the Company, the Company will deliver to each Noteholder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of Sections 6B, 6F and 6J and stating the actual Debt Service Coverage Ratio for such quarter and that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of audited annual financial statements of the Company, the Company will deliver a certificate of its independent accountants setting forth the Debt Service Coverage Ratio for such fiscal year end and for each of the immediately preceding four fiscal quarters and stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof; provided, however, such accountants shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

          5B.
Conduct of Business, Maintenance of Existence, etc. The Company will at all times (i) engage solely in the business of owning its interest in the Partnerships and activities necessarily related thereto and (ii) preserve and maintain in full force and effect
(A) its existence as a corporation under the laws of the State of Rhode Island and (B) all of its rights, privileges and franchises necessary for the ownership of its interest in the Partnerships the failure of which could reasonably be expected to have a material adverse effect upon the Company or its ability to perform its obligations under the Basic Documents and the Partnership Agreements.

          5C. Performance of Obligations. The Company will duly perform and observe all of the covenants, agreements and conditions on its part to be performed and observed under the Basic Documents and the Partnership Agreements and, in the case of the Partnership Agreements, the failure of which could reasonably be expected to have a material adverse effect upon the Company or its ability to perform its obligations under the Basic

Documents and the Partnership Agreements.

          5D. Inspection of Property, Books and Records; Discussions. The Company will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities throughout the periods involved. The Company shall permit representatives of any Noteholder to visit and inspect its properties, to examine its books of record and account and to make copies thereof and to discuss its affairs, finances and accounts with its principal officers and independent accountants, all at such times during business hours and at such intervals as such Noteholder may reasonably request.

          5E.
Compliance with Laws, Contractual Obligations, etc. The Company will comply with all Requirements of Law and all Contractual Obligations, and will from time to time obtain and comply with all Governmental Approvals and other consents and approvals as shall now or hereafter be necessary or desirable in connection with the ownership of its interest in the Partnerships, the failure to obtain or comply with which could reasonably be expected to have a material adverse effect upon the Company or its ability to perform its obligations under the Basic Documents or the Partnership Agreements.

          5F. Payment of Taxes and Claims. The Company will pay and discharge all Taxes imposed upon it or on its income or profits or on any of its property prior to the date on which interest or penalties attach thereto and all claims, levies or liabilities (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which, if unpaid might become, or which have become a Lien (other than a Permitted Lien) upon any of the Collateral. The Company shall have the right, however, to contest in good faith the validity or amount of any such Taxes or claim by proper proceedings timely instituted, and may permit the Taxes or claims so contested to remain unpaid during the period of such contest if (i) the Company diligently prosecutes such contest, (ii) the Company sets aside on its books adequate reserves with respect to the contested items, (iii) during the period of such contest the enforcement of any contested item is effectively stayed and (iv) such contest does not involve material risk of the sale, forfeiture or loss of any of the Collateral. The Company will promptly pay or cause to be paid any valid, final and non-appealable judgment enforcing any such Tax or claim and cause the same to be satisfied of record.

          5G. Notices. The Company will, promptly upon obtaining knowledge of any of the following, give notice to the holders of the Notes:

          (a)of the occurrence of any Default or Event of Default;

          (b)of the occurrence of any "Default" or "Event of Default" under and as such terms are defined in the OSP Senior
Notes Documents and OSP Revolver Documents;

          (c)of any investigation or proceeding by any Governmental Authority, or of any litigation or claim, which in each case may exist at any time relating to the Company or either of the Partnerships, which could reasonably be expected to have a material adverse effect on the properties, business prospects, operations or financial or other condition of the Company;

          (d)of any change, condition or circumstance relating to the Company which has or could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under any of the Basic Documents;

          (e)of any Event of Loss;

          (f)of any Special Distribution Event;

          (g)of any amendment, modification or waiver of any of the OSP Senior Notes Documents, the OSP Revolver Documents, the
Partnership Agreements or the Power Sales Agreements;

          (h)of any management decision of either Partnership to make a call for additional capital contributions;

          (i)of any event or circumstance which under the terms of Sections 4.1.2 or 4.2 of the Partnership Agreements would allow any individual partner in either Partnership to elect to be repaid any amounts theretofore contributed by it to the respective Partnerships or which would allow such partner to elect to have its "Capital Account" (as defined in each Partnership Agreement) credited or debited;

          (j)of any requests by the respective "Management
Committees" of each Partnership for any action, consent or vote by any partner thereof which could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under any of the Basic Documents;

          (k)of any information or report supplied by either Partnership to the Company in its capacity as general partner thereof the contents of which reveal any event or circumstance which could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under any of the Basic Documents;

          (l)of the withdrawal of any partner in either
Partnership; and

          (m)of any event which would constitute a reportable event under Section 4043(b) of Title IV of ERISA with respect to any Plan has occurred, which event would be likely to result in a liability material to the Company, or that the PBGC or the Company has instituted or will institute proceedings under such Title to terminate such Plan and as a result thereof the Company would be likely to incur a material liability, or the Company receives notice from a Multiemployer Plan sponsor concerning the imposition of withdrawal liability under Title IV of ERISA.

          5H. Further Assurances. The Company will make, execute or endorse, and acknowledge and deliver or file or record, all notices, and certificates and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, continuation statements or further assurances, and take any and all such other action as any Noteholder may, from time to time, reasonably deem necessary or advisable in connection with any of the Basic Documents or the transactions contemplated by any such documents, for the better assuring and confirming for such Noteholder of all or any part of the security for the Notes and any other obligations under the Basic Documents.

          6. NEGATIVE COVENANTS. The Company agrees that, so long as any of the Notes are outstanding:

          6A.Organization, Sale of Assets, Purchases, etc.

          (a) The Company will not merge into or consolidate with any other Person, change its form of organization or the scope or nature of its business or business objectives, or liquidate or dissolve itself (or suffer any such liquidation or dissolution), or sell, lease, transfer or otherwise dispose of all or any substantial portion of its assets which constitute part of the Collateral.

          (b) The Company will not purchase or acquire any assets or sell any assets, other than (i) in the ordinary course of its business as reasonably required in its capacity as a general partner in each of the Partnerships and (ii) Permitted Investments.

          6B. Indebtedness. The Company will not create, incur, assume or suffer to exist any Indebtedness, except
(a) Indebtedness represented by the Notes, the Other Notes and other Indebtedness owed to the Noteholders pursuant to this Agreement or the holders of the Other Notes pursuant to the Other Agreements, (b) trade or similar Indebtedness incurred in the ordinary course of business, not exceeding $250,000 in the aggregate at any one time, (c) Indebtedness of the Partnerships for which the Company is liable as a general partner thereof, (d) Indebtedness in respect of Taxes to the extent they are not yet due and payable or are being contested in accordance with Section 5F, (e) Indebtedness for accrued Distributions declared not in contravention of the provisions of Section 6J but not yet made and (f) Indebtedness to NEES subordinated in accordance with the provisions of Exhibit H hereto to any Indebtedness of the Company existing under the Basic Documents to which the Company is a party.

          6C. Liens. The Company will not create, incur, assume or suffer to exist any Lien securing any Indebtedness or other obligation of the Company or any other Person, except Permitted
Liens.

          6D. Nature of Business. The Company will not engage in any business other than serving as a general partner of each of Partnerships and other activities necessarily related thereto.

          6E. Amendment of Contracts, etc. The Company will not, without the prior written consent of the Required Holder(s), consent to or vote in favor of, or refrain from consenting to or voting in favor of, or refrain from objecting to or voting against, any amendment, supplement or modification of, termination of, or waiver with respect to any of the provisions of, any of (i) the Partnership Agreements or (ii) its articles of incorporation or by-laws, or (iii) any of the OSP Senior Notes Documents or OSP Revolver Documents, or (iv) any of the Power Sales Agreements, in each case to the extent such action or inaction by the Company could reasonably be expected to have a material adverse effect (A) upon the Company or upon its ability to perform its obligations under the Basic Documents or (B) upon the validity or enforceability of any of the Basic Documents, upon the Noteholders' rights and remedies thereunder or upon the Liens of the Noteholders on the Collateral created pursuant to the Collateral Security Documents.

          6F. Investments. The Company will not make any investments (whether by transfer of property, contributions to capital, acquisitions of stock, bonds, promissory notes or other securities, loans, advances or otherwise) other than Permitted Investments.

          6G. Change of Office. The Company will not change the location of its chief executive office or principal place of business (the address specified at the head of this Agreement) or the office where it keeps its records concerning its business (25 Research Drive, Westborough, MA 01582) from that existing on the date of this Agreement (and which the Company represents to be the addresses so specified), unless (i) the Company shall have given the Noteholders, the holders of the Other Notes and the Security Agent at least 60 days prior written notice and (ii) all action necessary or advisable in the opinion of the Required Holder(s) to protect and perfect the Liens and security interests with respect to the Collateral created by the Collateral Security Documents shall have been taken.

          6H. Change of Name. The Company will not change its name unless (i) the Company shall have given the Noteholders, the holders of the Other Notes and the Security Agent at least 60 days prior written notice and (ii) all actions necessary or advisable in the opinion of the Required Holder(s) to protect and perfect the Liens and security interests with respect to the

Collateral created by the Collateral Security Documents shall have been taken.

          6I. Limitation on Transactions with Affiliates. The Company will not conduct any business or enter into any transaction or series of similar transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate except for
(i) services rendered by New England Power Service Company ("NEPSCO") or other Affiliates for the services outlined, and under the cost terms, substantially as provided in the Service Contract, dated December 30, 1994, between the Company and NEPSCO (subject to the limitation on Indebtedness set forth in Section 6B(b)), (ii) the receipt of loans from NEES permitted under
Section 6B(f), (iii) those transactions in its capacity as a general partner of each of the Partnerships which are required by each of the Partnership Agreements and (iv) Distributions by the Company to its sole stockholder otherwise permitted under Section 6J.

          6J.  Distributions.

          (a)  The Company will not make or permit any
Distribution unless:

          (i) no Default or Event of Default hereunder shall have occurred and be continuing; and

          (ii) the amount on deposit in the Security Account is, at the time and after giving effect to such Distribution, at least equal to the Required Amount; and

          (iii) the Debt Service Coverage Ratio for the fiscal quarter ended immediately prior to the proposed Distribution is equal to or greater than 1.15 to 1.00 and no event or condition has occurred which could reasonably be expected to result in the Debt Service Coverage Ratio for the 12 month period commencing on the first day of such immediately preceding fiscal quarter being less than
       1.15 to 1.00.

          6K. Capital Expenditures and Leases. The Company will not make any capital expenditures nor enter into, or permit to remain in effect, any agreement to rent or lease, as lessee or lessor, any property (whether as a capital lease, operating lease or otherwise) except for such capital expenditures and leases as are required by the Partnership Agreements to be made or entered into by the Company in its capacity as a general partner of the respective Partnerships.

          6L. Assignment. The Company shall not assign any of its rights or obligations under any of the Basic Documents or the Partnership Agreements to any Person without the prior written consent of all of the Noteholders and all of the holders of the Other Notes.

          6M. Employee Plans. The Company will not adopt or participate in a Plan. The Company will not suffer or permit to exist any accumulated funding deficiency with respect to any Plan now or hereafter established by any ERISA Affiliate; nor will the Company suffer or permit to occur or exist any other event or circumstance which (singly or in the aggregate with all other such events or circumstances then existing) would be likely to subject the Company or any ERISA Affiliate to any liability to the PBGC or any other Person, entity or other liability under ERISA in an aggregate amount which would have a material adverse effect on the Company.

          6N. Partnership Distributions. The Company shall not consent to or vote in favor of or refrain from objecting to or voting against any limitations or restrictions on the ability of either of the Partnerships to make distributions to the partners in either Partnership other than (i) as permitted by the OSP Senior Notes Documents and the OSP Revolver Documents in the form delivered to the Noteholders pursuant to Section 3H (or as amended with the prior written consent of the Noteholders and the holders of the Other Notes) or (ii) as mandated by any Requirement of Law.

          6O.  Partnership Obligations.  The Company shall not
(i) fail to make any "Capital Contribution" (as defined in each Partnership Agreement) or any other payment required by either Partnership Agreement, or (ii) withdraw from, or take any action or fail to take any action which could result in its automatic or involuntary withdrawal from, or take any action in furtherance of the liquidation or dissolution of, either Partnership, nor fail to elect to continue each Partnership in the event either Partnership is deemed to be dissolved as a result of the withdrawal, dissolution or bankruptcy of any of the partners thereof, or (iii) fail to use best efforts to attend any meeting of the Management Committee (as defined in each Partnership Agreement) of either Partnership where the Company could reasonably be expected to anticipate any action, or discussion of any proposed or expected action or circumstance at such meeting which could reasonably be expected to materially adversely affect the Company's ability to perform its obligations under the Basic Documents.

          7.  EVENTS OF DEFAULT.

          7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of any Note or any Other Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of interest on or Yield-Maintenance Amount payable with respect to any Note or any Other Note or any other amount payable by the Company to the Noteholders hereunder, under any Other Agreement or under any other Basic Document, and such default continues for 10 days; or

          (iii) the Company defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligations aggregating at least $250,000 in amount (or a trustee on behalf of such holder or holders) to cause, obligations aggregating at least $250,000 in amount to become due (or to be repurchased by the Company) prior to any stated maturity; or

          (iv) any representation or warranty made by the Company or NEES herein or in any Basic Document or by the Company or NEES, or any of their respective officers in any writing furnished in connection with or pursuant to any Basic Document shall be or prove to be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement contained in Section 5G or in Section 6 hereof or NEES fails to perform or observe any agreement contained in Sections 3.1, 3.3, 3.4, 3.6, and 3.12 of the
       Stock Pledge; or

          (vi) the Company fails to perform or observe any other agreement, term or condition contained herein or any Basic Document, or NEES fails to perform or observe any other agreement, term or condition contained in the Stock Pledge, and, in either case, such failure shall not be remedied within 60 days (or such longer period, not to exceed 120 days, as is required to cure such failure, provided that (A) the Company or NEES, as the case may be, shall be diligently seeking to cure such failure and (B) such failure could not reasonably be expected to have a material adverse effect on the Company's or NEES' ability to perform their obligations under the Basic Documents to which they are a party) after an officer of the Company or NEES (as applicable) obtains actual knowledge thereof; or

          (vii) the Company, NEES, or either Partnership makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company, NEES, or either Partnership is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (ix) the Company, NEES, or either Partnership petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company, or of any substantial part of its assets, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to it under the Bankruptcy Law of any other jurisdiction; or

          (x) any petition or application of the kind described in the immediately preceding subsection (ix) is filed, or any proceedings described in said subsection are commenced, against the Company, NEES, or either Partnership, and the Company, NEES, or either Partnership (as applicable) by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company, NEES, or either Partnership, decreeing the dissolution of the Company, NEES, or either Partnership (as applicable), and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) a final judgment in an amount in excess of $250,000 is rendered against the Company and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (xiii) a "Default Notice" shall exist under and as defined in the OSP Senior Notes Documents or a notice of

       "Default" or an "Event of Default" (as such terms are defined in the OSP Revolver Documents) shall exist under the OSP Revolver Documents, and the noteholders thereunder shall elect to exercise any of their remedies thereunder; or

          (xiv) any Collateral Security Document shall fail to provide, or cease to be effective to grant, to the Security Agent for the ratable benefit of the Noteholders and the holders of the Other Notes, a perfected first priority Lien (subject to Permitted Liens) on the Collateral intended to be created thereby or cease to be in full force and effect or the validity thereof or the applicability thereof to any Note, or any other obligations purported to be secured or guaranteed thereby or any part thereof shall be questioned or disaffirmed by or on behalf of the Company or any other party thereto except the Noteholders;

then (a) if such event is an Event of Default specified in clause
(i) or (ii) of this Section 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note and all other amounts owing under the Basic Documents to be, and such Note and such other amounts shall thereupon be and become, immediately due and payable together with interest accrued thereon without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this Section 7A with respect to the Company, all of the Notes and all other amounts owing under the Basic Documents at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and
(c) if such event is not an Event of Default specified in clause
(viii), (ix) or (x) of this Section 7A with respect to the Company, the Majority Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes, the Other Notes and all other amounts owing under the Basic Documents to be, and all of the Notes, the Other Notes and all other amounts owing under any Basic Document shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note and Other Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that the Yield-Maintenance Amount, if any, with respect to each Note and Other Note shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of clauses (i) to (xiv) of this Section 7A, inclusive, except an Event of Default specified in clauses (viii), (ix) or (x) with respect to the Company only, (y) the Required Holder(s) shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes and the Other Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and
(z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

          7B. Rescission of Acceleration. At any time after any or all of the Notes and the Other Notes shall have been declared immediately due and payable pursuant to Section 7A, the Majority Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes and the Other Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes or Other Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes and the Other Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to
Section 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes, the Other Notes, this Agreement or any Other Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

          7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to Section 7A or any such declaration shall be rescinded and annulled pursuant to Section 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

          7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed (in addition to any remedies specified in Section 7A) to protect and enforce its rights under this Agreement or any other Basic Document (including without limitation its rights as a secured party under the Collateral Security Documents) and such Note, by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

          8.  REPRESENTATIONS, COVENANTS AND WARRANTIES.  The
Company represents, covenants and warrants as follows:

          8A. Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Rhode Island, and is qualified to do business in every jurisdiction where the conduct of its business or the ownership of its assets requires it so to qualify. The Company has no Subsidiaries.

          8B. Financial Statements. The Company has furnished you with the following financial statements, identified by a principal financial officer of the Company or NEES, as the case may be: (i) an unaudited balance sheet of the Company as at December 31, 1994, and unaudited statements of income, stockholder's equity and cash flows of the Company for such year, prepared by the Company; (ii) an unaudited balance sheet of the Company as at September 30, 1995 and unaudited statements of income and cash flows for the nine-month period ended on such date, prepared by the Company; (iii) a consolidated balance sheet of NEES and its Subsidiaries as at December 31, 1994, and consolidated statements of income, stockholders' equity and cash flows of NEES and its Subsidiaries for such year, all audited by Coopers & Lybrand, L.L.P.; and (iv) an unaudited consolidated balance sheet of NEES and its Subsidiaries as at September 30, 1995, and unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, prepared by NEES. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company or of NEES and its Subsidiaries, as the case may be, required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and of NEES and its Subsidiaries, as applicable, as at the dates thereof, and the statements of income and cash flows fairly present the results of the operations of the Company and of NEES and its Subsidiaries, as applicable, and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company or of NEES and its Subsidiaries taken as a whole since September 30, 1995.

          8C. Corporate Authority and No Breach. The Company has the corporate power to make, issue and sell, and perform under, the Notes and to execute, deliver and perform the Partnership Agreements, this Agreement, the Other Agreements and the other Basic Documents, and each of this Agreement, the Other Agreements and the Partnership Agreements has been duly and validly executed and delivered and constitutes, and the Notes and the Other Notes and the other Basic Documents when executed and delivered will constitute, its legal, valid and binding obligations, each enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The making, issuance and sale of the Notes, and the execution, delivery and performance by the Company of this Agreement, the Other Agreements, the other Basic Documents and the Partnership Agreements, have been duly authorized by all necessary corporate action. Each of the Facility Contracts has been duly authorized and validly executed and delivered by each Partnership party thereto and constitutes each such Partnership's legal, valid and binding obligation, each enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability, relating to or affecting creditors' rights and to general equity principles. With respect to the Property Stabilization Agreements, the representation in the foregoing sentence is made to the best of the Company's knowledge.

          8D. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened, against the Company, or any properties or rights of the Company (it being expressly understood that the Company's representations with respect to actions, suits, investigations or proceedings pending or threatened against the Project Borrower or the Partnerships are set forth in Sections 8T(e) and 8U(f)), by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company or on its ability to perform its obligations under the Basic Documents or the Partnership Agreements.

          8E. Outstanding Indebtedness. The Company is a single-purpose entity and does not have outstanding any Indebtedness or other obligations (contingent or otherwise) other than Indebtedness permitted under Section 6B.

          8F. Title to Properties. The Company has no properties other than its interests as a general partner in each of the Partnerships and has good title to such general partner interests, subject to no Lien of any kind except Permitted Liens.

          8G. Taxes. The Company has filed all federal, state and other income tax returns which are required to be filed, and has paid all Taxes as shown on such returns and on all assessments received by it to the extent that such Taxes have become due.

          8H. Conflicting Agreements and Other Matters. The Company is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of any of the Basic Documents, nor the offering, issuance and sale of the Notes and the Other Notes, nor fulfillment of nor compliance with the terms and provisions of the Basic Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than Liens created by the Basic Documents) upon any of the properties or assets of the Company pursuant to, any Contractual Obligation or any Requirement of Law. The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes, the Other Notes and the Basic Documents.

          8I. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or the Other Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or the Other Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than [_________] institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes or the Other Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          8J. Use of Proceeds. The Company does not own or have any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Notes and the Other Notes will be used
(i) to pay fees and expenses incurred by the Company in connection with the sale of the Notes and the Other Notes, (ii) to pay working capital expenses of the Company and (iii) to repay (in part) the outstanding principal balances under loans made by NEES. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement, any Other Agreement, the Notes or any Other Note to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

          8K. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company. Neither the Company nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company. The execution and delivery of this Agreement and the issuance and sale of the Notes and the Other Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in Section 9B.

          8L. Governmental Consent. Except for the order of the Securities and Exchange Commission approving under PUHCA the transactions contemplated by the Basic Documents, which order has been duly obtained, is valid, in full force and effect and not subject to appeal, and routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities, neither the nature of the Company, nor any of its businesses or properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes and the Other Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Agreement or any Other Agreement, the offering, issuance, sale or delivery of the Notes or any Other Note or fulfillment of or compliance with the terms and provisions hereof or of any Other Agreement or of the Notes or any Other Note.

          8M. No Defaults. No Default or Event of Default exists under this Agreement. No "Default" or "Event of Default" (as such terms are defined in the OSP Senior Notes Documents or OSP Revolver Documents) exists under any of the OSP Senior Notes Documents or OSP Revolver Documents. The Company is in compliance in all material respects with all of the provisions of the Partnership Agreements applicable to the Company, and, without limiting the generality of the foregoing, the Company has made all capital contributions required to be made by it under the Partnership Agreements. The Company is in compliance with all other Contractual Obligations and Requirements of Law, the failure to comply with which could reasonably be expected to have a material adverse effect upon the ability of the Company to perform its obligations under the Basic Documents and/or the Partnership Agreements.

          8N. Disclosure. Neither any of the Basic Documents, the Descriptive Memorandum, nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.
There is no fact peculiar to the Company which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company and which has not been set forth in the Basic Documents or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. The Projections are reasonable based on the assumptions stated therein and the best information available to the officers of the Company. The Projections constitute the Company's good faith estimate of the future financial performance of the Partnerships, and the Company believes such projections to be reasonable, provided that the Company does not represent that the results contemplated by such Projections will be achieved.

          8O. Collateral Security Documents. The Collateral Security Documents are or when executed will be effective to create, in favor of the Security Agent for the ratable benefit of the Noteholders and the holders of the Other Notes, and the Security Agent for the ratable benefit of the Noteholders and the holders of the Other Notes has, legal, valid and enforceable first priority Liens, subject to Permitted Liens, on and first priority security interests in all of the Collateral. The descriptions of the Collateral set forth in the Collateral Security Documents are true and accurate in all material respects and are adequate for the purpose of establishing, preserving, protecting and perfecting the interests and rights (and the first priority of Liens) intended to be created by the Collateral Security Documents. All necessary and appropriate recordings and filings have been or will be duly effected in all appropriate public offices so that on or prior to the date of the Closing Date each of the Collateral Security Documents constitutes or will constitute a perfected first Lien on and prior perfected security interest in all right, title, estate and interest of the Company in and to the Collateral. Such first Lien and security interest are prior and superior to all other Liens and security interests in the Collateral, existing or future, except Permitted Liens.

          8P.  Investment Company; Investment Adviser.  The
Company is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment
Company Act of 1940, as amended. The Company is not an "investment adviser" within the meaning of the Investment
Advisers Act of 1940, as amended.

          8Q.  Public Utility Status.

          (a) The Company is a "subsidiary company", "affiliate" and "associate company" of a public utility holding company, as such terms are defined under PUHCA.

          (b) Neither the Security Agent nor the Noteholders will, solely by reason of (i) the ownership interest of the Company in the Partnerships, (ii) the purchasing of the Notes and the Other Notes; (iii) the securing of the Notes and the Other Notes by Liens on the Collateral or (iv) any other transaction contemplated by this Agreement or any of the other Basic Documents, be deemed by any Governmental Authority to be, or to be subject to regulation as, (x) an "electric utility", "electric corporation", "electrical company", "public utility" or "public utility holding company," under any existing law, rule or regulation of any Governmental Authority, or (y) an "affiliate" of a public utility holding company as such terms are defined in PUHCA. Except as provided below, none of the Security Agent, the Noteholders nor the holders of the Other Notes will, by reason of its or their ownership of the Collateral upon the exercise of their remedies under the Collateral Security Documents, nor, by reason of its or their exercise of other remedies hereunder, be deemed by any Governmental Authority to be (x) subject to financial, organizational or rate regulation as an "electric utility", "electric corporation", "electrical company", "public utility" or a "public utility holding company" under any existing law, rule or regulation of any Governmental Authority, or (y) an "affiliate" of a public utility holding company as such terms are defined in PUHCA; provided that to the extent that the Security Agent or Noteholders and the holders of the Other Notes exercise their remedies under the Stock Pledge to foreclose upon the shares of stock pledged thereunder and become the owner or owners of such shares of stock, then unless the Company shall at such time be an "Exempt Wholesale Generator" pursuant to Section 32 of PUHCA or shall control less than ten percent of the aggregate voting rights in either of the Partnerships, the Security Agent, the Noteholders and the holders of the Other Notes may have to make certain filings with the Federal Energy Regulatory Commission and/or the Securities and Exchange Commission to avoid becoming subject to regulation as an "electric utility" or an "affiliate" of a public utility holding company as such terms are defined in PUHCA.

          8R. Facility Contracts. The list of Facility Contracts set forth on Exhibit G hereto is true, complete (except for the exclusion of the Property Stabilization Agreements), and correct, and together with the OSP Senior Notes Documents, the OSP Revolver Documents, subordinated indebtedness in the amount of $__________ owing to NEES and the Basic Documents, constitutes all material Contractual Obligations entered into by the Project Borrower and/or the Partnerships and/or the Company in connection with the ownership, operation or financing of the Project.

          8S.Broker's or Finder's Commissions. No broker's or finder's fee or commission or investment banking fee (other than a placement fee payable to CS First Boston Corporation) has been or will be payable, or asserted to be payable, with respect to the issuance and sale of the Notes or the Other Notes or the transactions contemplated hereby or thereby or ancillary hereto or thereto, and the Company agrees that all such fees (including, without limitation, the aforesaid placement fee) shall be paid by it and that it will indemnify, defend and hold you harmless from any claim, demand or liability for any broker's or finder's fees or commissions or investment banking fees incurred or alleged to have been incurred in connection with any matters relating to any transaction referred to in this paragraph.

          8T.Representations and Warranties as to the Project Borrower. The Company further represents and warrants (for itself and not intending to obligate either Partnership or the Project Borrower), to the best of its knowledge after due inquiry, as follows:

          (a)Corporate Existence and Good Standing. The Project Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power to own or hold under lease the assets it purports so to own or hold under lease, to transact the business in which it is engaged and to perform its obligations under the OSP Senior Notes Documents to which it is a party, and the Project Borrower is qualified to do business in Rhode Island and all other states in which it is required to be qualified.

          (b)Authorization, etc. The OSP Senior Notes Documents to which the Project Borrower is a party constitute, legal, valid and binding obligations of the Project Borrower enforceable against the Project Borrower in accordance with their respective terms, subject as to the enforcement of remedies to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

          (c)No Legal Bar; No Conflict. The consummation by the Project Borrower of the transactions contemplated by the OSP Senior Notes Documents to which it is a party, and the performance of the provisions thereof have not resulted and will not result in any violation or breach of, any default under or, except as specifically contemplated thereby, the creation of any Lien in respect of any of the Project Borrower's property pursuant to or under, its charter or by-laws, any Governmental Approval or statute, rule or regulation applicable to it or any agreement, document or instrument to which it is a party or by which it is bound.

          (d)Taxes. The Project Borrower has filed all tax returns which are required to be filed, and has paid all taxes as shown on said returns and all other taxes and assessments that have become due and before they have become delinquent. All tax liabilities are adequately provided for on the Project Borrower's books. None of the Project Borrower's tax liabilities have been examined and closed for any fiscal year.

          (e)Litigation, etc. There is no action, proceeding or investigation pending or, to the Project Borrower's knowledge, threatened against the Project Borrower or any of its assets or properties which questions the validity of any of the OSP Senior Notes Documents to which it is a party or any action taken or to be taken pursuant thereto or which, if adversely determined, could reasonably be expected to result, either in any case or in the aggregate, in any material adverse effect on the business, operations, affairs or condition (financial or otherwise) of the Project Borrower or the Partnerships.

          (f)Investment Company Act. The Project Borrower is not an "investment company" or a company "controlled" by or acting on behalf of an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (g)Public Utility Holding Company Act; Federal Power Act. The Project Borrower is a "subsidiary company" of a "holding company" within the meaning of PUHCA. The Project Borrower is not a "public utility", as such term is defined in the Federal Power
Act, as amended.

          (h)Ownership of Project Borrower, etc. The Partnerships are the registered owners of all the Project Borrower's issued and outstanding capital stock, all of which has been validly issued and is fully paid and nonassessable. The Project Borrower owns no capital stock of, or interest in, any other Person.

          (i)Single Purpose Entity. The Project Borrower is a single purpose entity whose sole business is to provide financing for the Partnerships with respect to the Facility.

          8U.Representations and Warranties as to the Partnerships. The Company represents and warrants (for itself and not intending to obligate either Partnership) as follows:

          (a)Partnership Existence. Each of the Partnerships is a general partnership duly formed and validly existing under the laws of Rhode Island, with all requisite partnership power to own or hold under lease its assets, to transact the business in which it is engaged, and such Partnership is qualified to do business in all states in which the nature of the business conducted or to be conducted by it or the ownership or lease of its assets makes such qualification necessary or desirable.

          (b)Partnership Power and Authorization, etc. The OSP Senior Notes Documents and the OSP Revolver Documents to which either Partnership is a party have been duly authorized by all necessary partnership action on the part of such Partnership, and such OSP Senior Notes Documents and OSP Revolver Documents constitute legal, valid and binding obligations of such Partnership enforceable against it in accordance with their respective terms, subject as to the enforcement of remedies to applicable bankruptcy, reorganization, and similar laws affecting creditors' rights generally and to general principles of equity.

          (c)No Legal Bar; No Conflict. The consummation of the transactions contemplated by the OSP Senior Notes Documents, the OSP Revolver Documents and the Power Sales Agreements, and the performance of the provisions thereof have not resulted and will not result in any violation or breach of, any default under or, except as specifically contemplated thereby, the creation of any Lien in respect of any of such Partnership's property pursuant to or under its partnership agreement or other governing documents, any Governmental Approval or any statute, rule or regulation applicable to it or any agreement, document or instrument to which it is a party or by which it is bound.

(d) Financial Statements, etc. Each Partnership has delivered to you its balance sheets as of the last day of each of the fiscal years ended December 31, 1992 through 1994, and the related statements of income, partners' capital and cash flows for each of such years, certified by Arthur Andersen, independent public accountants. Such financial statements have been prepared in accordance with GAAP and present fairly its financial condition as of the dates of such balance sheets and the results of its operations for the fiscal years then ended. Since December 31, 1994, there have been no material adverse changes in such Partnership's business, operations, affairs or condition (financial or other).

          (e)Taxes. Each Partnership has filed all tax returns which are required to be filed, and has paid all taxes as shown on said returns and all other taxes and assessments that have become due and before they become delinquent. All tax liabilities are adequately provided for on such Partnership's books. None of such Partnership's tax liabilities have been examined and closed for any fiscal year.

          (f) Litigation, etc. Except as set forth on Schedule 8U(f) hereto, there is no action, proceeding or investigation pending or, to the Company's knowledge, threatened against either Partnership or any of its assets or properties which could, if adversely determined, reasonably be expected to result, either in any case or in the aggregate, in any material adverse effect on the business, operations, affairs or condition (financial or otherwise) of either Partnership.

          (g)Legal Compliance. Neither Partnership is in violation of any term of its partnership agreement or other governing documents. Except as disclosed in Schedule 8U(g) hereto, neither Partnership is in violation of any term of any Governmental Approval, any statute, rule or regulation applicable to it or any agreement, document or instrument to which it is a party or by which it is bound, except where such violation could not reasonably be expected to result in any material adverse effect on the business, operations, affairs or condition (financial or otherwise) of either Partnership.

          (h)Indebtedness and Liens; No Defaults. Schedule 8U(h) hereto sets forth a complete and correct list of (1) all of each Partnership's Indebtedness and any Liens securing such Indebtedness and (2) all Partnership Guarantees.

(i)       Investment Company Act.  Neither Partnership is an
"investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (j)Public Utility Holding Company Act; Federal Power Act; Rhode Island General Laws. Each Partnership is a "public utility company" and a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. Each Partnership is a "public utility", as such term is defined in the Federal Power Act, as amended, and in the Rhode Island General Laws.

          (k)Title. Each Partnership has good title to its properties and assets, and none of such properties and assets is subject to any Lien except for Liens created and existing pursuant to, or permitted under, the OSP Senior Notes Documents or the OSP Revolver Documents. Such ownership or leasehold interests are sufficient to permit such Partnership to operate the portion of the Facility owned by it. Each Partnership enjoys peaceful and undisturbed possession under all leases of real property on which facilities operated by it are situated, and all such leases are valid and subsisting and are in full force and effect.

          (l)Environmental Compliance.  Except as disclosed in
Schedule 8U(l) hereto, to the Company's knowledge after due inquiry, there has been no generation, treatment, use or storage on, or disposal, release, spill, escape on or from, the Facility or any other property owned, occupied or operated by either Partnership, its predecessor in interest or any other person for whose conduct it is responsible, of any industrial, toxic or hazardous substances or solid or hazardous waste material or substance ("Hazardous Materials") in violation of common law, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), or any applicable state laws relating to the protection of human health, safety and the environment or the release or threatened release of Hazardous Materials, as each may have been amended, or any regulation under or any interpretations of the foregoing (collectively, the "Environmental Laws"), and neither Partnership has received any notice or made any discovery, after reasonable inquiry of its employees, of any violation relating to the Environmental Laws arising out of its activities or the activities of anyone else on the Facility or such other property. Except as disclosed in Schedule 8U(l) hereto, to the Company's knowledge after due inquiry, there are and have been no underground storage tanks, vessels or related equipment or containers, and no electrical transformers or other equipment containing polychlorinated biphenyls, owned or operated by either Partnership or located on the property included in the Facility, which are subject to the Environmental Laws or other Federal, state or local laws and regulations. No item disclosed in Schedule 8U(l) will cause or result in any liability to either Partnership that could, individually or in the aggregate, have a material adverse effect on the business, operations, affairs or condition (financial or otherwise) of such Partnership or the Company.

          (m)Single Purpose Entity. Each Partnership is a single purpose entity organized for the sole purpose of carrying out the construction, ownership, operation and maintenance of its portion of the Facility, and other activities incident thereto.

          (n)Ownership of Project Borrower, etc. Each Partnership is the registered and beneficial owner of 50% of the Project Borrower's issued and outstanding capital stock, all of which has been validly issued and is fully paid and nonassessable and free and clear of all Liens. Each Partnership owns no capital stock of, or interest in, any other Person.
(o) Ownership of Partnership Interest, etc. The owners of all outstanding partnership interests of each Partnership and their respective ownership percentages in the Partnerships are set forth in Schedule 8U(o) hereto, and all capital contributions required to be made in respect of such partnership interests as of the date hereof have been paid in full.

          (p)Undisclosed Liabilities. Neither Partnership has any material liabilities, other than liabilities pursuant to the Facility Contracts, the OSP Senior Notes Documents and the OSP Revolver Documents and as set forth in the financial statements referred to in subparagraph (d) hereof.

          9.REPRESENTATIONS OF THE PURCHASER. You represent as follows:

          9A. Nature of Purchase. You are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control.

          9B. Source of Funds. No part of the funds being used by you to pay the purchase price of the Notes being purchased by you hereunder constitutes assets allocated to any separate account maintained by you. For the purpose of this section 9B, the term "separate account" shall have the meaning specified in section 3 of ERISA.

          10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in Sections 1, 2 and 3 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

          10A.  Yield-Maintenance Terms.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York
City are required or authorized to be closed.

          "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 4B or is declared to be immediately due and payable pursuant to Section 7A, as the context requires.

          "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by
(i) the yields reported, as of 10:00 a.m. (New York City time) on the fourth Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 7677" on the Telerate Service (or such other display as may replace Page 7677 on the Telerate Service) for On The Run United States Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, plus 0.50%, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity

Series yields reported, for the latest day for which such yields shall have been so reported as of the fourth Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, plus 0.50%. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

          "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to section 4B or is declared to be immediately due and payable pursuant to section 7A , as the context requires.

          "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

          10B.  Other Terms.

          "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of Voting Stock, by contract or otherwise.

          "Amortization Schedule" shall mean the amortization schedule attached to the form of Note attached hereto as Exhibit A.

          "Bankruptcy Law" shall have the meaning specified in clause (vii) of Section 7A.

          "Basic Documents" shall mean collectively, this Agreement, the Other Agreements, the Notes, the Other Notes, the Collateral Security Documents, and any and all other agreements, instruments, opinions, certificates, and other documents executed and delivered pursuant to and in connection therewith, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York
City or Boston, Massachusetts are required or authorized to be closed.

          "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of a Person or its Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Collateral" shall mean all property which is subject or becomes subject to the security interests and liens granted by any of the Collateral Security Documents.

          "Collateral Agency Agreement" shall mean the collateral agency agreement dated as of the date hereof, between the Company, the Noteholders, the Other Noteholders and the Security
Agent and substantially in the form of Exhibit E hereto.

          "Company" shall have the meaning given thereto in the introductory sentence of this Agreement, and for purposes of taking or failing to take any action in the Company's role as a general partner of each Partnership, as contemplated by Articles V and VI hereof, shall include (without limitation) the Company's "Representative" and/or "Alternative Representative" on the "Management Committee" as each such term is defined in each Partnership Agreement.

          "Contractual Obligations" shall mean as to any Person, any provision of any security issued by such Person or of any indenture, mortgage, deed of trust, contract, document, agreement, lease, instrument, preferential payment arrangement or undertaking to which such Person is a party or by which it or any of its property is bound or subject.

          "Consent and Agreements" shall mean the consent and agreements executed and delivered by the Partnerships, substantially in the form of Exhibits F-1 and F-2, respectively.

          "Debt Service Coverage Ratio" shall mean for any period, the ratio of (i) the sum of all cash distributions received by the Company from the Partnerships during such period, excluding any thereof which consist of proceeds required by the terms of this Agreement and the Other Agreements to be applied to the mandatory prepayment of the Notes under Section 4A(i), to
(ii) scheduled debt service payable by the Company in respect of principal and accrued interest on the Notes and the Other Notes under Section 4A(ii) hereof and of the Other Agreements during such period plus the aggregate amount of any overdue scheduled and mandatory debt service payments hereunder and under the Other Note Agreements from previous periods.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Descriptive Memorandum" shall mean the Direct Placement Memorandum dated October 1995, as amended, supplemented or modified to and including the date hereof, prepared and distributed in connection with the offering of the Notes and the Other Notes.

          "Distribution" shall mean any distribution or dividend, in cash or in kind, direct or indirect, on account of the capital stock or other equity interest in the Company or any subordinated indebtedness of the Company or any payment in cash or in kind, in redemption, retirement, purchase or other acquisition, direct or indirect, of such capital stock or equity interest or subordinated indebtedness.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "Event of Default" shall mean any of the events specified in Section 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or both.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Event of Loss" shall mean (a) damage to or destruction of all or substantially all of the Project or a constructive or compromise loss of substantially all of the Project based on an insurance settlement as a result of damages to the Project or (b) any Taking of all or substantially all of the Project.

          "Facility Contracts" shall mean the contracts, commitments and other agreements set forth on Exhibit G hereto.

          "Governmental Approval" shall mean any approval, consent, authorization license, permit, order of, or declaration, filing or registration with any governmental body.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any central bank or other fiscal, monetary or other authority.

          "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

          "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          "Majority Holder(s)" shall mean the holder or holders of more than 51% of the aggregate principal amount of the Notes and the Other Notes from time to time outstanding.

          "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section
4001(a)(3) of ERISA).

          "NEES Money Pool" shall mean the intercompany lending arrangement among NEES and its subsidiary companies, as such arrangement is amended from time to time, as approved by the Securities and Exchange Commission under PUHCA.

          "Net Proceeds" shall mean all amounts, including without limitation insurance proceeds, received as a result of
(i) the loss, theft, destruction or damage to all or any portion of the Project, (ii) the condemnation, confiscation or requisition of all or any portion of the Project, (iii) a defect in title of all or any portion of the Project, (iv) the failure of the Project to perform at the guaranteed levels, or (v) rebates, refunds, contract payments or other payments of any kind, including damages in late performance, made by any Person under any warranty or guarantee relating to the Project.

          "Noteholder" shall mean you and any holder from time to time of any of the Notes, including without limitation any Transferee.

          "Obligations" shall mean all obligations, fees, Company from time to time owing to the Noteholders, individually or collectively, under or in connection with the transactions contemplated by the Note Agreement and the other Basic Documents.

          "Officer's Certificate" shall mean a certificate signed in the name of a Person by an officer thereof.

          "OSP Revolver Documents" shall mean the documents executed and delivered by the Partnerships in connection with a secured revolving credit agreement for a maximum outstanding principal amount of $15,000,000 with The Bank of New York. The OSP Revolver Documents include the Secured Credit Agreement, dated as of July 20, 1994, among the Partnerships and The Bank of New York, the Notes made in connection therewith, and the Supplement to the Guarantor Security Agreement, dated as of July 24, 1994, among the Partnerships, The Bank of New York and [State Street Bank and Trust Company, as collateral agent,] as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "OSP Senior Notes Documents" shall mean the documents executed and delivered by the Project Borrower and the Partnerships, in conjunction with the sale of $208,000,000 aggregate principal amount of guaranteed senior notes, issued at par in three series of $109,000,000, $41,000,000 and $58,000,000, respectively. The OSP Senior Notes Documents include the Note and Guaranty Agreement, dated as of October 19, 1992 among the Project Borrower, the Partnerships and the purchasers named therein (the "Senior Note Agreement"), and the "Notes", the "Security Agreements", "the Guarantor Agreement", the "Guarantor Notes" and the "Guarantees" endorsed on the Senior Notes (in each case as defined in Senior Note Agreement), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Other Agreements" shall mean (i) the Note Agreement, dated as of November 30, 1995, between the Company and CIGNA Property and Casualty Insurance Company, (ii) the Note Agreement, dated as of November 30, 1995, between the Company and Insurance Company of North America and (iii) the Note Agreement, dated as of November 30, 1995, between the Company and Life Insurance Company of North America, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof and of the Collateral Agency Agreement.

          "Partnership Agreements" shall mean collectively, (i) the Ocean State Power Amended and Restated Partnership Agreement, dated as of December 29, 1988, and (ii) the Ocean State Power II Amended and Restated Partnership Agreement, dated as of September 29, 1989, in such case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof. "Partnership Agreement" shall mean either one of the Partnership Agreements.

          "Partnerships" shall mean Ocean State Power and Ocean
State Power II, each of which is a Rhode Island general partnership. "Partnership" shall mean either one of the Partnerships.

          "PBGC" shall mean The Pension Benefit Guaranty
Corporation or any successor thereto.

          "Permitted Investments" shall mean obligations issued or guaranteed as to the punctual payment of principal and interest by the United States of America and maturing within 270 days after acquisition thereof; (ii) obligations issued or guaranteed as to the punctual payment of principal and interest by any state or political subdivision of the Unites States of America, maturing within 270 days after acquisition thereof, with a rating of at least "A-1", "MIG-1" or "P-1" by Moody's or "A-1" by S&P; (iii) open-market commercial paper, maturing within 270 days after acquisition thereof, issued by U.S. domestic corporations having on any date of determination a commercial paper rating of at least "P-1" by Moody's or "A-1" by S&P; (iv) certificates of deposit, maturing within 270 days after acquisition thereof, issued by or banker's acceptances eligible for rediscount under the requirements of the Board of Governors of the Federal Reserve System drawn on and accepted by a domestic commercial bank (1) with a bank deposit rating or a commercial paper rating of at least "P-1" by Moody's or "A-1" by S&P or, if such bank does not have a commercial paper or bank discount rating, an outstanding long-term debt rating of at least "A" by S&P, (2) that is a member of the Federal Deposit Insurance Corporation and (3) having a combined capital, surplus and undistributed profits of at least $500,000,000; and (v) investments in the NEES Money Pool (but only in respect of funds which are available for Distribution not in contravention of the provisions of Section 6J).

          "Permitted Liens" shall mean (i) the liens and security interests created for the benefit of the Security Agent and/or the Noteholders and the holders of the Other Notes under and pursuant to the Collateral Security Documents, (ii) liens or encumbrances in respect of the partnership interests held by the Company in the Partnerships created under the terms of the respective Partnership Agreements as in effect on the Closing Date, (iii) liens for taxes the payment of which is not at the time required by Section 5F and (iv) liens, security interests and other encumbrances of property or assets of the Partnerships which are deemed to be liens, security interests or encumbrances on property or assets of the Company solely by virtue of its status as a general partner of either the Partnership.

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Plan" shall mean any "employee pension benefit plan"
(as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          "Power Sales Agreements" shall mean (a) with respect to Ocean State Power, the Unit Power Agreement dated as of
December 31, 1985, between Ocean State Power and Boston Edison Company; the Unit Power Agreement, dated May 14, 1986, between Ocean State Power and New England Power; the Unit Power Agreement, dated May 14, 1986, between Ocean State Power and Montaup Electric Company; the Unit Power Agreement, dated as of May 14, 1986, between Ocean State Power and Newport Electric Corporation, as assigned by Newport Electric Corporation to Montaup Electric Company pursuant to a Consent, Assignment and Assumption Agreement, dated March 13, 1994, among such Persons and Ocean State Power; (b) with respect to Ocean State Power II, the Unit Power Agreement, dated as of July 1, 1988, between Ocean State Power II and Boston Edison Company, the Unit Power Agreement, dated as of June 15, 1988, between Ocean State Power II and New England Power Company; the Unit Power Agreement, dated as of September 28, 1988, between Ocean State Power II and

Montaup Electric Company; and the Unit Power Agreement, dated as of July 12, 1988, between Ocean State Power II and Newport Electric Corporation, as assigned by Newport Electric Corporation to Montaup Electric Company pursuant to a Consent, Assignment and Assumption Agreement, dated March 13, 1994, among such Persons and Ocean State Power II; (c) any substitute power sale agreement for the energy produced by the Project; and (d) any amendment, modification or supplement to any of the foregoing.

          "Project" shall mean the two-unit, 500 megawatt, combined-cycle, natural gas-fired electric generating plant located in Burrillville, Rhode Island, owned severally by the Partnerships.

          "Project Borrower" shall mean OSP Finance Company, which is the borrower of the loans made pursuant to the OSP
Senior Notes Documents.

          "Projections" shall mean the pro forma economic projections for the Project and the Company provided by the Company to the Noteholders on the Closing Date. The Projections include calculations of major revenue and expense items, operating income, taxable income, debt service schedules and anticipated cash flows to the Partnerships and, as appropriate, the Company.

          "Property Stabilization Agreements" shall mean [to be defined].

          "PUHCA" shall mean the Public Utility Holding Company
Act of 1935, as amended.

          "Required Amount" shall mean as of any date within a given fiscal quarter, an amount equal to the aggregate amount of scheduled debt service payable by the Company in respect of principal and accrued interest on the Notes and the Other Notes on the last day of such fiscal quarter.

          "Required Holder(s)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes and the Other Notes from time to time outstanding.

          "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule, directive or regulation, or determination, interpretation or order of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

          "Security Account" shall mean the cash collateral account maintained with the Security Agent pursuant to the Collateral Agency Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Security Agent" shall mean State Street Bank and Trust
Company, which is acting as security agent under the Collateral
Agency Agreement, and any of its successors or assigns.

          "Security Agreements" shall mean the Security
Agreements and Collateral Assignment of Partnership Interests between the Security Agent and the Company dated as of the date hereof, and substantially in the form of Exhibits C-1 and C-2 hereto.

          "Special Distribution Event" shall mean any extraordinary event not in the normal course of business of the Project (other than an Event of Loss or Taking) which results in the receipt of proceeds by either of the Partnerships which are applied to reduce the aggregate dollar amount of equity capital of the Project (except for payments attributable to Taxes payable by any partner in the Partnership) where such amount is not on account of, or a return of, any capital contributions which are made after the date of this Agreement.

          "Stock Pledge" shall mean the Stock Pledge Agreement entered into as of the date hereof by NEES for the benefit of the Security Agent, and substantially in the form of Exhibit D hereto.

          "Subsidiary" shall mean any corporation more than 50% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by a Person either directly or through Subsidiaries.

          "Taking" shall mean a temporary or permanent taking by a Governmental Authority or political subdivision thereof during the term hereof of all or any part of the Project, or any interest herein or right accruing thereto, as the result of or in lieu of or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Project or any part thereof.

          "Taxes" shall mean all Federal, state, local and other income, franchise, property, sales or other taxes, fees or charges, or payments in lieu of any of the foregoing, together with all related assessments, interest and penalties.

          "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

          "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          10C. Accounting Principles, Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, consistently applied.

          11.  MISCELLANEOUS.

          11A. Note Payments. The Company agrees that, so long as you shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this Section 11A to any Transferee which shall have made the same agreement as you have made in this section 11A.

          11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by you or such Transferee in connection with any of the Basic Documents, the transactions contemplated hereby, and thereby and any subsequent proposed modification of, or proposed consent under, any of the Basic Documents, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by you or such Transferee in enforcing (or determining whether or how to enforce) any rights under any of the Basic Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any of the Basic Documents or the transactions contemplated hereby or thereby or by reason of your or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this
Section 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

          11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that no such action shall be taken if the effect thereof is to (i) change the maturity of any Note or any installment thereof, or change the rate or extend the time of payment of interest thereon, or change the principal amount thereof, or change any fees payable to any Noteholder thereunder, without the prior written consent of each Noteholder and each holder of the Other Notes, (ii) release any collateral purported to be covered by any of the Collateral Security Documents, or amend the definition of "Required Holders" or "Majority Holders", without the prior written consent of each Noteholder and each holder of the Other Notes, (iii) create or permit additional Indebtedness secured by the Collateral without the prior written consent of each Noteholder and each holder of the Other Notes or (iv) amend, modify or waive any of the provisions of this Section 11C, without the prior written consent of each Noteholder and each holder of the Other Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          11D.
Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. Upon any transfer of a Note, in whole or in part, the transferee Noteholder shall, as a condition to the effectiveness of such transfer, deliver to the Company and the transferor Noteholder an officer's certificate of such transferee containing as to such transferee the representation and warranty set forth in Section 9A.

          11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

          11F.
Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

          11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

          11H. Disclosure to Other Persons. You agree to use your best efforts to hold in confidence and not disclose any information (other than information (i) which was publicly known or otherwise known to you at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission by you or (iii) which otherwise becomes known to you, other than through disclosure by the Company), delivered or made available on behalf of the Company, in connection with or pursuant to this Agreement which is proprietary in nature and clearly marked or labeled as being confidential information, provided the Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company, NEES or any Subsidiary thereof in connection with or pursuant to this Agreement (including without limitation pursuant to Section 5G) to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any Person from which such holder offers to purchase any security of the Company (provided that in the case of the foregoing clauses (iii), (iv) and (v) you will use your best efforts to have such other Person agree to be bound by this Section 11H),
(vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party. The Company acknowledges that it is not prohibited or restricted by any Contractual Obligation or Requirement of Law or otherwise from providing the information required by Section 5G in accordance with the terms of this Agreement. No public announcement or tombstone or similar advertisement of the transaction contemplated hereby shall be made by any Noteholder, the Security Agent or any of their agents or representatives without the prior written consent of the Company, provided that any Noteholder will be free after written notice to the Company to correct any false or misleading information which may become public concerning its relationship with the Company or the transactions contemplated by the Basic Documents.

          11I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and
(iii) if to the Company, addressed to it at 25 Research Drive, Westborough, MA 01582, Attention: Treasurer, or at such other address as the Company shall have specified to the holder of each
Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

          11J.Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day.

          11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

          11L. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF SUCH STATE).

          11M. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11N. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          11O. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                                    Very truly yours,

                                    NARRAGANSETT ENERGY RESOURCES
                                      CORPORATION

                                    By
                                      Name:
                                      Title:

The foregoing Agreement is
hereby accepted as of the
date first above written.



CONNECTICUT GENERAL LIFE INSURANCE
  COMPANY

By:  CIGNA Investments, Inc.


     By
       Name:
       Title:

PURCHASER SCHEDULE


                                   Aggregate
                                   Principal
                                   Amount of
                                   Notes to be    Note Denom-
        Purchaser                  Purchased      ination(s)



CONNECTICUT GENERAL LIFE
INSURANCE COMPANY                  $14,500,000    $9,700,000
                                                  $4,800,000


                                   Aggregate
                                   Principal
                                   Amount of
        Other                      Notes to be    Note Denom-
        Purchasers                 Purchased      ination(s)



CIGNA PROPERTY AND                 $4,800,000     $4,800,000
CASUALTY INSURANCE
COMPANY

INSURANCE COMPANY OF               $9,700,000     $9,700,000
NORTH AMERICA

LIFE INSURANCE COMPANY OF          $3,000,000     $3,000,000
NORTH AMERICA



(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     Chase NYC/CTR/
     BNF=CIGNA Private Placements/AC=9009001802
     ABA # 021000021

     Each such wire transfer shall set forth the name
     of the Company, a reference to "7.25% Senior Secured
     Notes due November 30, 2010, Security No. !INV     !",
     and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made, contact name and phone.



(2)  Address for all notices relating to payments:

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Securities Processing S-206
     900 Cottage Grove Road
     Hartford CT 06152-2206

     with a copy to:

     Chase Manhattan Bank, N.A.
     Private Placement Servicing
     P.O. Box 1508
     Bowling Green Station
     New York, New York 10081
     Attention: CIGNA Private Placements
     Fax: 212-552-3107/1005


Address for all other communications and notices:

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Private Securities Division - S-307
     900 Cottage Grove Road
     Hartford, Connecticut 06152-2307
     Fax: 203-726-7203

(4)  Tax Identification No.:  13-3574027

EXHIBIT A


[FORM OF NOTE]


NARRAGANSETT ENERGY RESOURCES COMPANY


7.25% SENIOR SECURED NOTE DUE November 30, 2010


Private Placement Number:__________



No.                             _____________    , 199_

$14,500,000



FOR VALUE RECEIVED, the undersigned, NARRAGANSETT ENERGY RESOURCES COMPANY (herein called the "Company"), a corporation organized and existing under the laws of the State of Rhode Island, hereby promises to pay to CIG & Co. as nominee for Connecticut General Life Insurance Company, or registered assigns, the principal sum of FOURTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS on November 30, 2010, with interest (computed on the basis of a 360-day year and 30-day months) (a) on the unpaid balance thereof at the rate of 7.25% per annum from the date hereof, payable quarterly on the last day of March, June, September and December in each year, commencing with the first such date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.25% or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of CIG & Co. in Hartford, Connecticut or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to a Note Agreement, dated as of November 30, 1995 (herein called the "Agreement"), between the Company, Connecticut General Life Insurance Company and the other holders (if any) from time to time of any Notes and is entitled to the benefits thereof.

This Note is secured, on a parity basis with all other Notes and Other Notes (if any), by liens on and security interests in certain property of the Company and of New England Electric System, which have been granted by each of them to the Security Agent for the ratable benefit of the Noteholders and the holders of the Other Notes pursuant to the Collateral Security Documents. Reference is hereby made to the Collateral Security Documents for a description of the Collateral securing this Note, the terms and conditions upon which such liens and security interest were granted and the rights of the holder of this Note in respect thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement and including without limitation on the dates and in the amounts specified in the Amortization Schedule attached hereto. This
Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.


                                  NARRAGANSETT ENERGY RESOURCES
                                    COMPANY


                                  By

                                               EXHIBIT B


[FORM OF OPINION OF COMPANY'S COUNSEL]


[Kirk L. Ramsauer/Robert King Wulff]

                                        [Date of Closing]


Connecticut General Life Insurance Company
CIGNA Property and Casualty Insurance Company
Insurance Company of North America
Life Insurance Company of North America
c/o CIGNA Investments, Inc.
S-215
900 Cottage Grove Road
Hartford, Connecticut  06152-2215


Ladies and Gentlemen:

I have acted as counsel for (i) Narragansett Energy Resources Company, a Rhode Island corporation (the "Company") in connection with the Note Agreements, dated as of November 30, 1995, between the Company and each of you (the "Note Agreements"), pursuant to which the Company has issued to you today its 7.25% senior secured notes due November 30, 2010 (the "Notes") in the aggregate principal amount of $32,000,000, and (ii) New England Electric System, a Massachusetts voluntary association ("NEES"), in connection with the Stock Pledge Agreement dated as of November 30, 1995 by NEES for the benefit of State Street Bank and Trust Company, as security agent (the "Security Agent") for the ratable benefit of you and any other holders from time to time of any of the Notes (the "Noteholders"). I have also reviewed the Consent and Agreement dated as of November 30, 1995, among each of you, the Company, Ocean State Power (of which the Company is a general partner) and the Security Agent and the Consent and Agreement dated as of November 30, 1995, among you, the Company, Ocean State Power II (of which the Company is a general partner) and the Security Agent (Ocean State Power and Ocean State Power II being herein called collectively, the
"Partnerships" and individually a "Partnership.")   All terms
used herein that are defined in the Note Agreements have the respective meanings specified in the Note Agreements. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3B of the Note Agreements and with the understanding that each of you is purchasing the Notes in reliance on the opinions expressed herein.

          In this connection, I have examined such certificates of public officials, certificates of officers of the Company, NEES and the Partnerships, and copies certified to my satisfaction of corporate documents and records of the Company, NEES and the Partnerships and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company, NEES and the Partnerships with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, I have also relied upon the representation made by each of you in paragraph 9A of the Note Agreements.

          Based on the foregoing, it is my opinion that:

          1. The Company is a corporation duly organized and existing in good standing under the laws of the State of Rhode Island. NEES is a voluntary association duly organized and existing in good standing under the laws of the Commonwealth of Massachusetts. Each of the Partnerships is a general partnership duly formed and existing under the laws of the State of Rhode Island.

          2. Each of the Basic Documents to which the Company, NEES and/or either of the Partnerships is a party has been duly authorized by all requisite corporate and/or partnership action and duly executed and delivered by authorized officers of each such Person, and is a valid obligation of each such Person, legally binding upon and enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

          4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation G, T or X of the Board of Governors of the Federal
Reserve System.

          5. The execution and delivery of the Basic Documents, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Basic Documents do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company, NEES and/or either Partnership pursuant to, or, except as set forth in paragraph 6 below, require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter, by-laws or partnership agreement of each such Person, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Exhibit G to the Note Agreements), instrument, order, judgment or decree to which any such Person is a party or otherwise subject.

          6. Other than the Order of the Securities and Exchange Commission under PUHCA approving the issuance and sale of the Notes by the Company and the other transactions contemplated by the Basic Documents, which order has been duly obtained, is valid, in full force and effect, final and not subject to appeal, no Governmental Approval of any Governmental Authority is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Basic Document by the Company, NEES and/or either Partnership, or
(ii) the enforceability of any Basic Document against the

Company, NEES and/or either Partnership.

          7. Except as set forth in Schedule 8U(f) to the Note Agreement, there is no action, suit, investigation or proceeding pending or, to our knowledge threatened, against or affecting the Company, NEES and/or either Partnership, or any properties or rights of the Company, NEES and/or either Partnership, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company, NEES and/or either Partnership or on their ability to perform their respective obligations under the Basic Documents and the Partnership Agreements.

          8. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
The Company is not an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

          9. The Company is a "subsidiary company", "affiliate" and "associate company" of a public utility holding company, as such terms are defined under PUHCA.

          10. Neither the Security Agent nor the Noteholders will, solely by reason of (i) the ownership interest of the Company in the Partnerships, (ii) the purchasing of the Notes;
(iii) the securing of the Notes by Liens on the Collateral or
(iv) any other transaction contemplated by the Note Agreements or any of the other Basic Documents, be deemed by any Governmental Authority to be, or to be subject to regulation as, (x) an "electric utility", "electric corporation", "electrical company", "public utility" or "public utility holding company," under any existing law, rule or regulation of any Governmental Authority, or (y) an "affiliate" of a public utility holding company as such terms are defined in PUHCA. Except as provided below, neither the Security Agent nor the Noteholders will, by reason of its or their ownership of the Collateral upon the exercise of their remedies under the Collateral Security Documents, nor, by reason of its or their exercise of other remedies hereunder, be deemed by any Governmental Authority to be (x) subject to financial, organizational or rate regulation as an "electric utility", "electric corporation", "electrical company", "public utility" or a "public utility holding company" under any existing law, rule or regulation of any Governmental Authority, or (y) an "affiliate" of a public utility holding company as such terms are defined in PUHCA; provided that to the extent that the Security Agent or Noteholders exercise their remedies under the Stock Pledge to foreclose upon the shares of stock pledged thereunder and become the owner or owners of such shares of stock, then unless the Company shall at such time be an "Exempt Wholesale Generator" pursuant to Section 32 of PUHCA or shall control less than ten percent of the aggregate voting rights in either of the Partnerships, the Security Agent and the Noteholders may have to make certain filings with the Federal Energy Regulatory Commission and/or the Securities and Exchange Commission to avoid becoming subject to regulation as an "electric utility" or an "affiliate" of a public utility holding company as such terms are defined in PUHCA.

          11. When NEES delivers to the Security Agent in the State of New York the stock certificates representing all of the shares of capital stock of the Company (which are identified in Schedule I to the Stock Pledge and are owned by NEES on the date hereof (the "Pledged Shares")), accompanied by undated stock powers duly executed in blank, the security interest in the Pledged Shares granted by NEES pursuant to the Stock Pledge in favor of the Security Agent will constitute a perfected, first priority security interest in the Pledged Shares under the Uniform Commercial Code as in effect in the State of New York.

          12. The Pledged Shares have been validly issued and, assuming the receipt by the Company as the issuing corporation of the consideration therefor stated in the records of the Company, are fully paid and non-assessable.

          13. (a) The Collateral Security Documents are effective to create, in favor of the Security Agent for the ratable benefit of the holders from time to time of the Notes, legal, valid and enforceable security interests in all right, title and interest of the respective grantors thereunder in and to the Collateral described therein.

               (b) The descriptions of the Collateral set forth in each of the Collateral Security Documents relating thereto are legally sufficient for the purpose of establishing and perfecting the interests and rights intended to be created by those Collateral Security Documents.

               (c) The UCC Financing Statements are in proper form under applicable law and have been filed and recorded in all appropriate filing offices for purposes of perfecting the interests and rights intended to be created by the Collateral Security Documents; the security interests created by the Collateral Security Documents have been duly perfected; and, except for the filing of continuation statements, as and when required pursuant to the Uniform Commercial Code as in effect in each applicable jurisdiction, no further filings or other actions are necessary in order to maintain the perfection and priority of those security interests.

          This letter may be relied upon by any Transferee of the Notes and by the Security Agent and its successors and assigns.

                                   Very truly yours,